UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
2016 Series A 5.25% Enhanced Junior Subordinated Notes due 2076	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-201149

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The class of securities to be registered hereby is the 2016 Series A 5.25% Enhanced Junior Subordinated Notes due 2076 (the “Junior Subordinated Notes”) of Dominion Resources, Inc., a Virginia corporation (“Dominion”).

The Junior Subordinated Notes are being issued under Dominion’s Junior Subordinated Indenture II, dated as of June 1, 2006, between Dominion and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) as Trustee (the “Trustee”), as supplemented and amended by a Third Supplemental and Amending Indenture, dated as of June 1, 2009, between Dominion, the Trustee and Deutsche Bank Trust Company Americas, as Series Trustee (the “Series Trustee”), and as further supplemented by a Tenth Supplemental Indenture, dated as of July 1, 2016, between Dominion and the Series Trustee.

A description of the Junior Subordinated Notes is set forth (i) under the captions “Description of Debt Securities” and “Additional Terms of the Junior Subordinated Notes” in the Prospectus forming a part of Dominion’s Registration Statement on Form S-3 (File No. 333-201149) filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2014 and (ii) under the caption “Description of the Junior Subordinated Notes” included in the Prospectus Supplement for the Junior Subordinated Notes filed with the Commission pursuant to Rule 424(b)(5) of the general rules and regulations of the Securities Act of 1933, as amended, on July 13, 2016. Such descriptions are incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description

1.	Registration Statement on Form S-3 (File No. 333-201149) filed December 19, 2014.

2.	Junior Subordinated Indenture II, dated as of June 1, 2006, between Dominion Resources, Inc. and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.1 to Dominion Resources, Inc.’s Form 10-Q for the quarter ended June 30, 2006 filed August 3, 2006, File No. 001-08489).

3.	Form of Third Supplemental and Amending Indenture, dated as of June 1, 2009, between Dominion Resources, Inc., The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee, and Deutsche Bank Trust Company Americas, as Series Trustee (incorporated by reference to Exhibit 4.2 to Dominion Resources, Inc.’s Form 8-K filed June 15, 2009, File No. 001-08489).

4.	Tenth Supplemental Indenture, dated as of July 1, 2016, between Dominion Resources, Inc. and Deutsche Bank Trust Company Americas, as Series Trustee (incorporated by reference to Exhibit 4.3 to Dominion Resources, Inc.’s Form 8-K filed July 19, 2016). The form of the 2016 Series A 5.25% Enhanced Junior Subordinated Notes due 2076 is included as Exhibit A to the Tenth Supplemental Indenture.

SIGNATURE

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dominion Resources, Inc.

By:	/s/ Carter M. Reid
Carter M. Reid
Senior Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Dated: July 19, 2016